                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 1996, which appears on page 31 of the 1996 Annual Report of Spyglass, Inc., which is incorporated by reference in Spyglass Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in Spyglass, Inc.'s Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Chicago, IL
February 24, 1998